DSCB:15-1915 (Rev 90)-4
Microfilm Number 200147-337    Filed with the Department of State on Jun 15 2001

Entity Number 703762                                  /s/
                                   ---------------------------------------------
                                            Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:  DNB Financial Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) 4 Brandywine Avenue          Downingtown       PA       19335    Chester
         Number and Street           City              State    Zip      County

    (b) c/o: N/A
         Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: The Business Corporation Law of 1933, as amended.

4. The date of its incorporation is: November 3, 1982

5. (Check, and if appropriate complete, one of the following):

     __X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     ____ The amendment shall be effective on:                   at
                                                        Date              Hour

6. (Check one of the following):

     __X_ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S.ss.1914(a) and (b).

     ____ The  amendment  was adopted by the board of  directors  pursuant to 15
          Pa.C.S.ss.1914(c).

7. (Check, and if appropriate complete, one of the following):

     __X_ The amendment adopted by the corporation, set forth in full, is as follows: Article 6 of the corporation's Amended and Restated Articles of Incorporation is amended to read in full as follows:

          "6. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation. The foregoing sentence shall not, however, apply to any particular transaction, and such transaction shall require only such affirmative vote as is required by any other provision of these Articles or any provision of law, if the transaction shall have been approved by a two-thirds vote of the Board of Directors. This Article 6 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation."

     ____ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


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8. (Check if the amendment restates the Articles):

     ____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of May, 2001.


                                      DNB FINANCIAL CORPORATION
                                      ------------------------------------------
                                                           (Name of Corporation)
                                                /s/ Henry F. Thorne
                                      BY:_______________________________________
                                                President and CEO    (Signature)
                                      TITLE:____________________________________


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